Exhibit 107

Calculation of Filing Fee Tables

Form S-3ASR

(Form Type)

Talos Energy Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid

Primary Offering:	Equity	Common Stock	(1)	(2)	(3)	(3)	(1)	(1)	—	—	—	—

	Equity	Preferred Stock	(1)	(2)	(3)	(3)	(1)	(1)	—	—	—	—

Secondary Offering:	Equity	Common Stock	457(c)	9,641,491 (4)	(5)	$214,041,101 (5)	0.0000927	$19,842 (6)	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities:	—	—	—	—	—	—	—	—	—	—	—	—

	Total Offering Amounts					$214,041,101		$19,842

	Total Fees Previously Paid							$ 0

	Total Fee Offsets							$19,842

	Net Fee Due							$ 0

(1)

In reliance on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), Talos Energy Inc. (the “Registrant”) is deferring payment of the registration fee for all securities that may be offered in the Registrant’s primary offerings. In connection with the securities offered hereby, the Registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement on Form S-3ASR (this “Registration Statement”) based on the fee payment rate in effect on the date of such fee payment.

(2)

An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices. This Registration Statement also covers an indeterminate amount of securities that may be issued in exchange for, or upon conversion or exercise of, as the case may be, the preferred stock registered hereunder. No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, the preferred stock registered hereunder.

(3)

The proposed maximum aggregate offering price will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.F. of Form S-3 under the Securities Act.

(4)

Pursuant to Rule 416(a) under the Securities Act, the amount of common stock being registered on behalf of the selling stockholders shall be adjusted to include any additional common stock that may become issuable as a result of any distribution, split, combination or similar transaction.

(5)

Pursuant to Rule 457(c) of the Securities Act, the registration fee is calculated on the basis of the average of the high and low sale prices of our common stock on June 13, 2022, as reported on the New York Stock Exchange.

(6)	Calculated pursuant to Rule 457(c) of the Securities Act.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed (3)	Fee Paid with Fee Offset Source

Rule 457(b) and 0-11(a)(2)

Fee Offset Claims	—	—	—	—	—	—	—	—	—	—	—

Fee Offset Sources	—	—	—	—	—	—	—	—	—	—	—

Rule 457(p)

Fee Offset Claims (1)(2)	Talos Energy Inc.	Form S-3	333-231925	June 4, 2019		$19,842	Equity	Common Stock	Common Stock	$226,575,039

Fee Offset Sources	Talos Energy Inc.	Form S-3	333-231925		June 4, 2019						$19,842

(1)

Pursuant to Rule 415(a)(6) of the Securities Act, the offering of the unsold securities registered under the registration statement on Form S-3 (File No. 333-231925), filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 4, 2019, and declared effective by the SEC on June 12, 2019 (the “Prior Registration Statement”), will be deemed terminated as of the date of effectiveness of this Registration Statement.

(2)

An aggregate of $27,461 of the amount of the registration fee was previously paid in connection with 9,641,491 of unsold securities held by the selling stockholders and registered under the Prior Registration Statement. The Registrant is applying such amount toward the registration fee for this Registration Statement in reliance on Rule 457(p).

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The price is based on the average of the high and low sale prices of our common stock as of May 31, 2019, in connection with the Prior Registration Statement and as reported on the New York Stock Exchange.